UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 1, 2007, Kraft Foods Inc., a Virginia corporation, issued a press release announcing earnings for the second quarter ended June 30, 2007. A copy of the earnings press release is furnished as Exhibit 99.1 to this report.

The company reports its financial results in accordance with generally accepted accounting principles (GAAP). Management believes that certain non-GAAP measures and corresponding ratios provide additional meaningful comparisons between current results and results in prior operating periods. The company’s top-line guidance measure is organic net revenues, which excludes the impacts of acquisitions, divestitures and currency. The company uses organic net revenues and corresponding growth ratios as non-GAAP financial measures. Organic net revenues is defined as net revenues excluding the impacts of acquisitions, divestitures and currency. Management believes this measure better reflects revenues on a go-forward basis and provides improved comparability of results.

The company is presenting various operating results, such as operating income, operating income margin, effective tax rate, net earnings and diluted EPS on both a reported basis and on a basis excluding items that affect comparability of results. When the company uses operating results, such as operating income, operating income margin, effective tax rate, net earnings and diluted earnings per share, excluding items, they are considered non-GAAP financial measures. The term “items” refers to asset impairment, exit and implementation costs primarily related to a restructuring program that began in the first quarter of 2004 (the “Restructuring Program”). These restructuring charges include separation-related costs, asset write-downs, and other costs related to the implementation of the Restructuring Program. Other excluded items pertain to asset impairment charges on certain long-lived assets; gains and losses on the sales of businesses; interest from tax reserve transfers from Altria Group, Inc.; and the favorable resolution of Altria Group, Inc.’s 1996-1999 IRS Tax Audit in 2006.

The attached press release includes non-GAAP financial measures because our management uses this information to monitor and evaluate our operating results and trends on an on-going basis and to facilitate internal comparison to historical operating results. Our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes. Our management believes the non-GAAP information is useful for investors by offering them the ability to facilitate comparisons to historical operating results, better identify trends in our business, and better understand how management evaluates our business.

These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Kraft Foods Inc. See the schedules attached to our earnings release as Exhibit 99.1 to this Current Report for supplemental financial data and corresponding reconciliations to GAAP financial measures for the quarters ended June 30, 2007, and June 30, 2006. A reconciliation of all non-GAAP measures to the nearest comparable GAAP used in this earnings release can be found on the company’s website, www.kraft.com. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures that other companies use.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated August 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: August 1, 2007	/s/ James P. Dollive
	Name:	James P. Dollive
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Kraft Foods Inc. Press Release, dated August 1, 2007.